UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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Reddy Ice Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 5, 2007

Introductory Statement:

On or about September 12, 2007, we mailed a proxy statement relating to a special meeting of shareholders of Reddy Ice Holdings, Inc. (the “Company” or “Reddy Ice”) scheduled for October 12, 2007, to vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 2, 2007 (the “Merger Agreement”), by and among the Company and Frozen, LLC, Hockey Parent Inc. and Hockey MergerSub, Inc., as amended.

As previously disclosed, on July 3, 2007, a stockholder derivative complaint was filed on behalf of the Company in the District Court of Texas, Collin County, naming as defendants, among others, the members of the Company’s Board of Directors and GSO Capital Partners LP.  The Company was also named as a nominal defendant.  On August 9, 2007, the complaint was amended by the plaintiff, purporting to state a class action claim on behalf of the Company’s stockholders.  The amended complaint alleged, among other things, that the Company’s directors breached their fiduciary duties in connection with the proposed merger transaction by approving a transaction that would purportedly provide certain of the Company’s stockholders and directors with preferential treatment at the expense of the Company’s other stockholders and would not maximize stockholder value.  A second amended complaint was filed on September 10, 2007 containing similar allegations and also setting forth various alleged omissions from the disclosures provided by the Company in the preliminary proxy statement.  On September 27, 2007, the plaintiff filed a motion seeking a temporary restraining order to enjoin the special meeting of the Company’s stockholders to adopt the Merger Agreement.  In the motion, plaintiff repeated and expanded upon its allegations of breaches of fiduciary duty, including an assertion that the $31.25 per share consideration under the Merger Agreement was inadequate.  Plaintiff also asserted that the disclosures provided to stockholders in the definitive proxy statement were incomplete.  In their own submissions, Reddy Ice and the other defendants vigorously disputed plaintiff’s assertions.  A hearing with respect to the motion was scheduled to be held on October 3, 2007.

On October 3, 2007, the parties, including the Company, reached an agreement in principle to settle the action in return for the Company providing the amended and supplemental disclosures provided below. The defendants deny all allegations of wrongdoing and have entered into the settlement solely to avoid the burden and expense of further litigation and to eliminate any possibility of a delay to the special meeting as a result of the litigation.  The settlement is subject to customary conditions, including court approval following notice to members of the proposed settlement class and consummation of the merger.  If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled or in any action in any other court, including all claims relating to the merger, the merger agreement, the preliminary or definitive proxy statement or any other disclosures relating to the merger and all claims relating to the

8750 N. Central Expy. Suite 1800 Dallas, TX 75231   ~   Phone: 214-526-6740

stockholders’ ownership of securities in the Company.  In addition, in connection with the settlement, the parties have agreed that plaintiff’s counsel will petition the court for an award of attorneys’ fees and expenses to be paid by us.  The merger may be consummated prior to final court approval of the settlement.

The settlement will not affect the timing of the merger or the amount of merger consideration to be paid in the merger.

Pursuant to the proposed settlement, we have agreed to make the amended and supplemental disclosures set forth below; however, the Company does not make any admission that such supplemental disclosures are material.  Important information concerning the proposed merger is set forth in our definitive proxy statement dated September 12, 2007 (the “Definitive Proxy Statement”).  The Definitive Proxy Statement, which we urge you to read in its entirety, is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth herein.

Amended and Supplemental Disclosure:

1.             The following sentence appearing on Page 10 of the Definitive Proxy Statement in the section entitled “Background of the Merger—The Credit Suisse Engagement”:

“Credit Suisse contacted twelve potential financial buyers of the Company, who had been identified based on their interest in the Company’s industry or related businesses and their interest in, and ability to consummate, transactions of similar enterprise values.”

is amended to read as follows:

“Credit Suisse and the Company reviewed the information provided by each of the four investment banks, as well as information available to Credit Suisse through databases, and identified the financial buyers most likely to be interested in, and capable of, acquiring the Company based on (i) the buyers’ prior experience with or interest in the Company’s industry or related businesses and (ii) the buyers’ available financial resources and their interest in, and ability to consummate, transactions of similar enterprise values. Based on this review, Credit Suisse and the Company developed a list of the most likely financial buyers; Credit Suisse then contacted each of the twelve potential financial buyers who had been identified.”

2.             The following sentence appearing on Page 10 of the Definitive Proxy Statement in the section entitled “Background of the Merger—The Credit Suisse Engagement”:

“Management and Credit Suisse also determined that, given the limited number of participants in the Company’s industry and the Company’s knowledge of those participants’ ability to consummate and interest in a transaction with the Company, strategic buyers should not be included in the quiet sale process.”

is amended to read as follows:

“The traditional packaged ice industry is highly competitive and highly fragmented. In the United States, the traditional packaged ice industry includes the Company and two other multi-state, multi-facility suppliers, as well as other smaller participants. It would have been difficult for any of the smaller industry participants to successfully acquire the Company as it is the largest participant in its industry. The Company has periodically had contacts with other participants in its industry and with companies in related industries about the possibility of a business combination transaction and is familiar with the businesses of the other participants in its industry. As a result, management and Credit Suisse determined that, given the limited number of multi-state, multi-facility participants in the Company’s industry, the Company’s knowledge of those participants and participants in related industries, and their level of interest in a transaction with the Company, including them in the quiet sale process would add little value to any such discussions.”

3.             The following sentence appearing on Page 12 of the Definitive Proxy Statement in the section entitled “Background of the Merger—Initial GSO Capital Partners Contact”:

“The initial contacts related to potential investments in the Company as a public company.”

is amended to read as follows:

“The initial contact was limited to a discussion related to a potential investment in the Company as a public company, and the possibility of a going private transaction was not raised by anyone participating in the discussion.”

4.             The following sentence appearing on Page 12 of the Definitive Proxy Statement in the section entitled “Background of the Merger—Initial GSO Capital Partners Contact”:

“During this April 2, 2007 telephone conversation, GSO raised the possibility of leading a transaction to acquire the Company in a going-private merger as an alternative.”

is amended to read as follows:

“During this April 2, 2007 telephone conversation, GSO first raised the possibility of leading a transaction to acquire the Company in a going-private merger as an alternative, however this possibility was raised as only one of a number of possible opportunities for GSO to invest in the Company.”

5.             The following sentence appearing on Page 11 of the Definitive Proxy Statement in the section entitled “Background of the Merger—Alternative Capital Structure Discussions”:

“After careful consideration of the risks and opportunities presented by the securitization transaction, on the one hand, and the GSO transaction, on the other hand, the Board determined that (i) the Company lacked the resources to devote sufficient management time and attention to adequately pursue both transactions simultaneously in a manner which would maximize the benefit to the Company’s stockholders of either transaction and (ii) while the securitization transaction could be an attractive opportunity for the Company, the returns to stockholders offered by the potential transaction with GSO were of greater interest and should be given precedence.”

is amended to read as follows:

“After careful consideration of the risks and opportunities presented by the securitization transaction, on the one hand, and the GSO transaction, on the other hand, the Board determined that (i) the Company lacked the resources to devote sufficient management time and attention to adequately pursue both transactions simultaneously in a manner which would maximize the benefit to the Company’s stockholders of either transaction, (ii) while the securitization transaction could be an attractive opportunity for the Company, the returns to stockholders offered by the potential transaction with GSO were of greater interest and should be given precedence, (iii) the completion of a securitization transaction, if successful, would require an extended financing process lasting six to nine months, (iv) significant uncertainty remained regarding the viability of a securitization transaction, (v) the contemplated timeline for reaching agreement with GSO was only a matter of weeks and (vi) the securitization process could be restarted at any time in the event the GSO transaction failed to materialize or became unattractive.”

6.             The following sentences appearing on Page 12 of the Definitive Proxy Statement in the section entitled “Background of the Merger—Initial GSO Capital Partners Contact”:

“Later on April 11, 2007, Messrs. Brick, Weaver and Janusek held a meeting with GSO in New York to further explore GSO’s interest in a potential sale of the Company.”

“Following the April 11, 2007 meeting in New York, management notified the directors regarding GSO’s interest in the Company.”

are amended to read as follows:

“Later on April 11, 2007, Messrs. Brick, Weaver and Janusek held a meeting with GSO in New York to further explore GSO’s interest in investing in the Company, including GSO’s interest in a potential acquisition of the Company. At the April 11, 2007 meeting, it became clear to Messrs. Brick, Weaver and Janusek that GSO’s principal interest was no longer in an investment in the Company as a public company but rather was in the possibility of an acquisition of the Company.”

“In individual telephone calls over the days immediately following the April 11, 2007 meeting in New York, management notified the directors that GSO’s principal interest appeared to be in the possibility of an acquisition of the Company. During those calls, the directors asked management to keep them informed of any further contacts with GSO.”

7.             The following sentence appearing on Page 13 of the Definitive Proxy Statement in the section entitled “Background of the Merger—Formation of the Special Committee”:

“The Board also expressed concern that GSO might withdraw from the process in the event that the process were expanded to include additional interested parties.”

is amended to read as follows:

“The Board also considered the extended timeline which would be required in order to conduct a broader auction of the Company and the likelihood that intervening circumstances during the course of this extended timeline might result in GSO, the only party which had expressed interest in the Company at a valuation the Board was willing to entertain, withdrawing from the process before reaching agreement with the Company.”

8.             The following sentences appearing on Page 16 of the Definitive Proxy Statement in the section entitled “Background of the Merger—Formation of the Special Committee”:

“On June 20 and 21, 2007, management and GSO held a series of discussions about the Company’s future leadership. These discussions continued until June 27, 2007. During these discussions, certain members of management provided GSO with term sheets outlining the terms they are seeking for senior members of management and held discussions regarding these terms. No agreements were reached between GSO and management.”

are amended to read as follows:

“On June 20 and 21, 2007, management and GSO began a series of discussions about the Company’s future leadership. The purposes of the discussions were to allow GSO to assess management’s expectations, so that GSO could form its own conclusions about whether management retention posed a risk to its proposed acquisition of the Company, and to allow management the opportunity to ask questions of GSO and communicate management’s desires with respect to post-acquisition employment. On or after June 21, 2007, Mr. Weaver and Mr. Janusek, on behalf of themselves and Messrs. Key and Booth, sent a term sheet proposing the continuation of existing employment agreements and benefits as well as existing non-competition obligations, inquiring about the likely capital structure of the acquiring vehicle (including whether management would be afforded the opportunity to acquire a small percentage of the surviving company), and proposing certain additional post-acquisition benefits including stock-based compensation for 25 to 30 of the Company’s top managers and enhanced severance and change-of-control benefits for future transactions. Mr. Brick separately inquired of GSO whether GSO intended for him to have a continued management or director role.

“On June 26, 2007, GSO responded to senior management that GSO was willing to discuss general compensation philosophy that it applied in its portfolio companies, but was unwilling to engage in any negotiation of details or specific terms for management until following completion of the go-shop period, assuming the Company would allow such discussions to take place at such time. GSO indicated several aspects of management’s term sheet that, in general terms, were inconsistent with GSO’s intended capital structure or compensation philosophy, but also indicated that it expected it would likely afford management the opportunity to acquire a small portion of the equity of the acquirer at or after closing, would likely create a stock-based incentive plan for some of management, and would probably afford customary rights such as tag-along and piggy-back registration rights for management equity. On June 27, 2007, Reddy Ice management expressed a desire for further discussions about possible compensation arrangements and equity investment opportunity, but GSO indicated it was unwilling at that stage to entertain any negotiations or to reach any agreements. In part as a result of these discussions, neither the Special Committee nor GSO required that the signing or closing of the merger agreement be conditioned on the establishment of new employment, severance, or equity-compensation arrangements with management (other than acceleration of vesting for management’s existing stock-based awards pursuant to their terms). Accordingly, no such agreements were reached between GSO and management.”

Additional Information

In connection with the proposed Agreement and Plan of Merger, dated as of July 2, 2007, among Reddy Ice, Frozen, LLC, a Delaware limited liability company, Hockey Parent Inc., a Delaware corporation, (together with Frozen, LLC, the “Buyers”), and Hockey MergerSub, Inc. (“Merger Sub”), as amended, and the transactions contemplated thereby, including the merger of Hockey MergerSub, Inc. with and into Reddy Ice, with Reddy Ice surviving the merger and Reddy Ice Holding’s special meeting of stockholders, Reddy Ice filed a definitive proxy statement with the SEC on September 12, 2007 and will be filing other documents with the SEC. Reddy Ice has furnished a definitive proxy statement to its stockholders, together with a proxy card. Reddy Ice stockholders are strongly advised to carefully read Reddy Ice’s definitive proxy statement. Stockholders may obtain the definitive proxy statement on file with the SEC and any other documents filed by Reddy Ice with the SEC for free at the internet website maintained by the SEC at www.sec.gov. Stockholders may obtain free copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement at Reddy Ice’s website at www.reddyice.com or by writing to Reddy Ice Holdings Inc., 8750 North Central Expressway, Suite 1800, Dallas, TX 75231. In addition, copies of Reddy Ice’s proxy materials may be requested by contacting our proxy solicitor, Morrow & Co. at (800) 662-5200 toll-free or by writing to Morrow & Co., 470 West Avenue, Stamford, CT 06902. Reddy Ice and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Additional information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Reddy Ice’s stockholders is available in Reddy Ice’s definitive proxy statement filed with the SEC on September 12, 2007.